SPECIAL POWER OF ATTORNEY

(RELATING TO APPLYING WITH THE SECURITIES AND EXCHANGE COMMISSION OR "SEC" TO BECOME, AND BECOMING, A NEW FILER UNDER THE SEC'S EDGAR ELECTRONIC FILING SYSTEM, AND SUBMITTING MY FILINGS WITH THE SEC THROUGH THE SEC'S EDGAR SYSTEM)

I, MARGARET BETH ARNEAULT, hereby appoint ROGER D. HUNTER, of the law firm of Neely & Hunter, 159 Summers Street, Charleston, West Virginia 25301 (phone number 304 343-6500; fax number 304 343-6500), as well as
RICHARD NEELY, also of said Neely & Hunter law firm, with the express understanding, direction and authority that either one of them alone is fully authorized to act on my behalf and for me hereunder, as my SPECIAL ATTORNEY-IN-FACT to act for me and in my name, in any way I could act in person, but only with respect to the following specific powers:

1.	Applying in my name as a new filer with the Securities and Exchange
 Commission ("SEC") under the SEC's "EDGAR" electronic filing system ("EDGAR") and doing all other things necessary, convenient or appropriate on my behalf in order to complete the application process and obtain SEC approval of me as a new filer authorized to use EDGAR to make electronic filings with the SEC, including, but not limited to (a) completing, submitting and affixing my name and signature to SEC FORM ID or other online application form or forms; (b) obtaining and/or submitting requests for any and all EDGAR access codes (including but not limited to CIK, CCC, Password, PMAC, Passphrase and any and all other access codes),
(c) listing either Mr. Hunter or Mr. Neely as my contact for any and all purposes under the EDGAR system, and using either of their e-mail addresses as addresses for my receiving e-mails to me from the SEC relating to my use of the EDGAR system including any filings I make using the EDGAR system.

2.	Using EDGAR to make filings with the SEC electronically in my name of SEC Schedules 13D and/or 13G, and/or amendments to such Schedules, respectively, as the case may be, and affixing my signature to any such Schedules or amendments thereto, and doing any and all things necessary, convenient or appropriate to complete any such electronic filings.

3.	Communicating with the SEC (whether electronically or by any other means, including but not limited to telephone communications, faxes, e-mail, U.S. mail, or otherwise) on my behalf respecting any or all of the foregoing matters (including but not limited to applying for and becoming a new filer authorized to use EDGAR, obtaining all necessary access codes for filings to be made on my behalf through EDGAR, filing Schedules 13D, 13G, and/or any amendments thereto, respectively), and/or any and all related matters.

4.	Doing any and all things that they determine to be necessary or convenient in order to carry out the foregoing powers, which powers shall be liberally construed so as to give each one of my Special Attorneys-In-Fact (that is, to give each of them separately) the broadest possible range of authority to carry out the special purposes set forth in this Special Power of Attorney.

The SEC may rely upon this Special Power of Attorney without looking to any other instrument or document whatsoever as providing full and complete and exclusive power and authority to each one of my Special Attorney-In-Fact to act on any of the foregoing matters.

All acts done by my Special Attorneys-In-Fact (or by either one of them, inasmuch as either Mr. Hunter or Mr. Neely is and shall be fully authorized to act alone on my behalf) pursuant to this Special Power of Attorney shall have the same effect as if I had taken such actions myself.

This Special Power of Attorney shall be non-delegable. The power conferred on my Special Attorney-In-Fact by this instrument shall be durable and shall be exercisable from and after 3 p.m. Eastern Time, January 11, 2007, notwithstanding a later disability or incapacity on my part, unless otherwise expressly provided by the statutes of the State of West Virginia. Dated, and effective as of 3 p.m. EST, on this 11th day of January, 2007.


_________/s/_______________________
MARGARET BETH ARNEAULT

					ACKNOWLEDGMENT
STATE OF MICHIGAN,
COUNTY OF __Kent_______________, TO-WIT:

I, __Lori A. Slater____________, a Notary Public in and for the County and State aforesaid, do hereby certify that MARGARET BETH ARNEAULT, whose name is signed to the SPECIAL POWER OF ATTORNEY above, bearing date the 11th day of January, 2007, has this day acknowledged the same before me in my said County and State.

Given under my hand this 11th day of January, 2007.

My commission expires      8-3-2013                        .
[SEAL:]
			______/s/ Lori A. Slater______________			/seal/
NOTARY PUBLIC 							/Lori A. Slater/
									/Notary Public/
									/Kenty County/